UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2023

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4509 Creedmoor Road, Suite 600, Raleigh, NC 27612
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On May 11, 2023, 9 Meters Biopharma, Inc. (the “Company”) submitted a plan of compliance (the “Plan”) to The Nasdaq Stock Market LLC (“Nasdaq”) to regain compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). On May 19, 2023, the Staff notified the Company that it accepted the Plan and the Company was granted an extension until September 27, 2023 to demonstrate compliance with the Stockholders’ Equity Requirement.

As previously disclosed, on March 31, 2023, the Company received a letter from Nasdaq indicating that it is not in compliance with the Stockholders’ Equity Requirement. In its annual report on Form 10-K for the period ended December 31, 2023, the Company reported stockholders’ equity of $2,400,543, which was below the Stockholders’ Equity Requirement for continued listing. Additionally, the Company did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, market value of listed securities of at least $35 million, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The Company intends to regain compliance with the applicable continued listing requirements of Nasdaq prior to the end of the compliance period. However, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock on Nasdaq. In the event the Company does not evidence compliance prior to the end of the compliance period, the Company may be subject to delisting. At that time, the Company may appeal the Staff’s determination to a Hearings Panel and request a further stay pending the appeal.

Forward-looking Statements

This current report on Form 8-K includes forward-looking statements based upon the Company’s current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones, and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: uncertainties and risks related to our continued listing on Nasdaq and the ability to access capital markets; our review of strategic alternatives, and the results of such review; our need to raise additional capital to fund our operations for at least the next 12 months as a going concern and to advance our product candidates and preclinical programs, including in light of current stock market conditions; risks related to our ability to successfully implement our business plans, including reliance on our lead product candidate; uncertainties associated with the clinical development and regulatory approval of product candidates, including any delays associated therewith; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; intellectual property risks; reliance on collaborators; reliance on research and development partners; and risks related to cybersecurity and data privacy. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended and supplemented by its Quarterly Reports on Form 10-Q and in other filings that the Company has made and future filings the Company will make with the U.S. Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: May 22, 2023	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer